Exhibit 10.17

THIS CONVERTIBLE/REDEEMABLE DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS:  (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL TO THE COMPANY), STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.  BY ACQUIRING THIS CONVERTIBLE/REDEEMABLE DEBENTURE, THE HOLDER REPRESENTS THAT THE HOLDER HAS ACQUIRED SUCH CONVERTIBLE/REDEEMABLE DEBENTURE FOR INVESTMENT AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS CONVERTIBLE/REDEEMABLE DEBENTURE WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF SHALL BE SUBJECT TO AND BOUND BY THE TERMS, RIGHTS, POWERS, PREFERENCES, RESTRICTIONS AND OBLIGATIONS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, IN EACH CASE, AS CURRENTLY IN EFFECT AND AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING BUT NOT LIMITED TO, RIGHTS OF FIRST REFUSAL, DRAG-ALONG RIGHTS AND MARKET STAND-OFF RESTRICTIONS.

TEXTURA CORPORATION

CONVERTIBLE/REDEEMABLE DEBENTURE

$[•]

CHICAGO, ILLINOIS

                              , 2011

FOR VALUE RECEIVED, Textura Corporation, a Delaware corporation having a place of business at 1405 Lake Cook Road, Deerfield, Illinois 60015 (the “Company”), hereby promises to pay to [•], a [•] duly organized under law and having a place of business at [•] or its assigns (“Holder”) an amount equal to $[•] (the “Principal”), together with interest on the unpaid Principal balance from time to time payable at the rate, times and manner set forth hereinafter.  This Convertible/Redeemable Debenture (this “Debenture”) is issued pursuant to that certain Securities Purchase Agreement dated [•], 2011 (the “Purchase Agreement”), by and between the Company and the Holder.  Unless sooner accelerated in accordance with Section 3(a) or redeemed, prepaid or converted pursuant to the terms hereof, the entire unpaid Principal will be payable in full on September 15, 2016 (the “Maturity Date”), together with simple interest thereon (computed on the basis of a 365-day year) from the date hereof until paid on the unpaid balance of such Principal at the rate of eight percent (8%) per annum, subject to adjustment pursuant to Section 3(a).

Section 1.              Payment of Principal and Interest; Mandatory Redemption; Optional Prepayment.

(a)           Payment of Principal and Interest.  Payment of the Principal and accrued interest on this Debenture shall be made in cash and in currency of the United States of America.  Interest payable pursuant to this Debenture shall be simple (non-compounding) and payable in kind (the “PIK Interest”), and such PIK Interest shall be added to the unpaid Principal Amount in order to determine the number of shares of Common Stock to be issued upon conversion of this Debenture pursuant to Section 2.  The Holder shall be entitled to cash payment of such PIK Interest from the Company only upon: (i) the occurrence of an Event of Default that shall result in the acceleration of all unpaid Principal and accrued interest or (ii) the payment in full of the Debenture at the Maturity Date or prior thereto as the result of the Company exercising its redemption or prepayment rights pursuant to this Section 1.

(b)           Mandatory Redemption.  In the event the Company has not utilized the full amount of the proceeds received from the New Funding Round (as defined in the Purchase Agreement) in excess of the Minimum Amount (as defined in the Purchase Agreement) to fund one or more acquisitions, or has not committed to utilize such full amount by entering into a definitive purchase agreement on or before December 31, 2011, the amount of any such unutilized proceeds shall be used to fund a mandatory cash redemption in full of a corresponding amount of the outstanding Debentures (including all related PIK Debentures) issued in the New Funding Round and a corresponding pro rata portion of this Debenture shall be redeemed by the Company on January 31, 2011.  Written notice of such redemption (the “Redemption Notice”) will be provided to holders of the Debentures thirty (30) days prior to the date fixed for redemption.  The Redemption Notice shall identify the percentage of the original issue amount of Debentures to be redeemed and shall state the redemption date and the redemption price.  Upon delivery of the Redemption Notice, the portion of the Debentures called for redemption shall become irrevocably due and payable on the redemption date at the redemption price.  On and after the redemption date, interest will cease to accrue on the portion of the Debentures called for redemption unless the Company defaults in payment of the redemption price.  Upon the surrender of each Debenture called for redemption, the Company shall issue a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

(c)           Optional Prepayment.  At any time after December 31, 2012, the Company shall have the right to prepay this Debenture (including all accrued and unpaid interest hereon), in whole but not in part, by providing the Holder at least fourteen (14) days’ prior written notice thereof.  The Company will pay all sums due as unpaid Principal and accrued and unpaid interest hereunder by sending a check to the Holder’s above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Debenture or making any notation thereon; provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.

Section 2.              Conversion.

(a)           Conversion.  Notwithstanding any other provision of this Debenture, this Debenture shall be converted into duly authorized, fully paid and non-assessable shares of the Company’s common stock, par value $.001 (the “Common Stock”), upon the occurrence of the events described in sub clause (i) below or at the Holder’s option pursuant to sub clause (ii) below.

(i)            Mandatory Conversion.  Within thirty (30) days of the initial filing by the Company of a Registration Statement on Form S-1 (or an equivalent form as may then be in effect) (a “Registration Statement”), the Company shall provide a written notice of conversion (a “Mandatory Conversion Notice”) to the Holder.  Subject to and concurrent with the closing (the “IPO Closing Date”) of the initial public offering of the common stock of the Company pursuant to an effective Registration Statement (the “IPO”), this Debenture shall be deemed to have been automatically converted in full and the Holder shall be deemed to hold that number of shares of Common Stock equal to (x) the sum of the unpaid Principal, plus all accrued and unpaid interest hereon as of the IPO Closing Date, divided by (y) the gross public offering price set forth in the final prospectus filed as part of the Registration Statement.

(ii)           Optional Conversion.  At any time during the period beginning December 31, 2012 and ending August 15, 2016 (the “Optional Conversion Period”), the Holder may, in its sole discretion, deliver a written notice (an “Optional Conversion Notice”) requesting the Company to convert the aggregate amount of unpaid Principal and accrued and unpaid interest payable hereunder, calculated as of the date specified (the “Optional Conversion Date”) in such Optional Conversion Notice, into shares of Common Stock.  The number of shares of Common Stock to be issued on conversion of this Debenture pursuant to this Section 2(a)(ii) shall be equal to (x) the sum of the unpaid Principal, plus all accrued and unpaid interest of this Debenture as of the Optional Conversion Date, divided by (y) $30.00.

(b)           Surrender of Debenture; Issuance of Common Stock.  Upon the occurrence of a conversion specified in Section 2(a), the Company shall be forever released of its obligations and liabilities under this Debenture and the Holder agrees to deliver the original of this Debenture (or a notice to the effect that the original Debenture has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed Debenture) for cancellation; provided, however, that this Debenture shall be deemed fully converted and of no further force and effect, whether or not it is delivered for cancellation.  The Company shall, as soon as practicable thereafter, issue and deliver to the Holder or to the nominee or nominees of the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled pursuant to the terms of this Debenture.

(c)           Stockholder Restrictions.  All shares of Common Stock issued upon conversion of this Debenture shall be deemed “restricted” stock within the meaning of the U.S. securities laws and, in addition, shall be subject to and bound by the terms, rights, powers, preferences, restrictions and obligations provided for in the certificate of incorporation and bylaws of the Company, in each case, as currently in effect and as may be amended from time to time, including but not limited to, rights of first refusal, drag-along rights and market stand-off restrictions.

(d)           Adjustments. In the event that the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of common stock or securities of the Company as a result of a dividend, unit split, reverse unit split or other similar transaction, or if, upon a merger, consolidation, reorganization or split-up, the outstanding shares of Common Stock shall be exchanged for other securities of the Company, the board of directors of the Company (the “Board”) shall make an appropriate adjustment in the number and kind of common stock issuable on conversion of this Debenture and in the conversion price, such that the Holder will be entitled to receive the kind and number of shares of common stock of the Company at the same price which the Holder would have been entitled to receive after the happening of any such event or any record date with respect thereto had the Holder fully converted this Debenture immediately prior to such event or record date.  All such adjustments made by the Board shall be conclusive.  All adjustments to the conversion price shall be made to the nearest whole cent.

(e)           Fractional Shares.  No fractional shares of Common Stock will be issued pursuant to this Debenture and any fractional amount resulting from conversion or redemption as described in this Section 2 shall be rounded up if one-half share or more, or rounded down if less than one-half share.

(f)            Taxes.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of the conversion securities to the Holder (excluding any income taxes attributable to the Holder).

Section 3.              Default.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default”:  (i) the Company’s failure to pay to the Holder any amount of Principal or interest when and as due under this Debenture; (ii) the Company, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due; (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company; (iv) a Change of Control (as such term is defined in Section 3(b)) shall occur; or (v) the Company’s failure to comply with or to perform any covenant or agreement set forth herein or in the Warrant (as defined below).  Upon the occurrence of an Event of Default under subsections (ii) or (iii) of this Section 3(a), immediately and without notice, all unpaid Principal and accrued and unpaid interest on this Debenture shall become immediately due and payable in cash.  Upon the occurrence of an Event of Default under subsections (i), (iv) or (v) of this Section 3(a), the Holder may at its option (by providing notice to the Company) declare all unpaid Principal and accrued and unpaid interest on this Debenture to be due and payable in cash.

(b)           Change of Control.  For purposes of this Debenture, “Change of Control” shall mean (i) the acquisition of the Company or its outstanding capital stock by another entity or such entity’s affiliates by means of a merger or other transaction in which the holders of the Company’s capital stock immediately prior to such merger or other transaction fail to hold a majority of the outstanding capital stock of the Company immediately following such merger or other transaction or (ii) a sale, lease or license of all or substantially all of the assets of the Company including, without limitation, any exclusive license of all or substantially all of the Company’s intellectual property.

Section 4.              Unsecured Obligation. This Debenture is a general unsecured obligation of the Company.

Section 5.              Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder that (i) it is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Debenture and to perform and observe the provisions of this Debenture to be performed and observed by it, (ii) this Debenture has been duly authorized, executed and delivered by it and constitutes and will constitute the valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by creditors rights, laws and general principles of equity and (iii) the person executing this Debenture for and on behalf of the Company has been duly authorized to execute and deliver this Debenture for and on behalf of the Company.

Section 6.              Representations and Warranties of the Holder.

By the acceptance of this Debenture, the Holder hereby represents and warrants to the Company that:

(a)           The Holder is acquiring this Debenture for its own account for investment and not with a view to or for sale in connection with any distribution.  All Common Stock acquired upon conversion of this Debenture will also be acquired for its own account, for investment and not with a view to, or for sale in connection with any distribution.

(b)           The Holder understands that this Debenture and the shares of Common Stock into which this Debenture are convertible (collectively, the “Securities”) are being sold without registration under the Act or any state securities law based on an exemption or exemptions provided thereunder.

(c)           The Holder understands that the Securities may not be sold, transferred, assigned, pledged or otherwise disposed of unless the Securities are registered under the Act and all applicable state securities laws or unless exemptions from such registration requirements are available.

(d)           The Holder has had an opportunity to ask questions concerning this investment and it has received all information it deems necessary for purposes of this investment.  The Holder has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in the Company.  The Holder is experienced in investigating the investment potential in closely-held companies and can afford to lose its entire investment.

(e)           The Holder represents that, as of the date of this Debenture, it is an “accredited investor” (as that term is defined in Regulation D promulgated under the Act) and agrees that it will not exercise its optional conversion rights granted pursuant to Section 2(a)(ii) unless, at the time of such exercise, it is an accredited investor and has confirmed the same to the Company.

(f)            The Holder understands that any successor holder will be required to provide to the Company the representations and warranties contained in this Section 6.

Section 7.              Warrant.  In consideration for the agreement of the Holder to loan funds to the Company hereunder, the Company will issue to the Holder the warrant in the form attached hereto as Exhibit A (the “Warrant”).  The Warrant shall be duly executed on behalf of the Company and registered in the name of the Holder or its designee.

Section 8.              Miscellaneous Provisions.

(a)           Modification and Waiver. This Debenture and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(b)           Successors and Assigns.  This Debenture, and the obligations and rights of the Company hereunder, shall be binding on and inure to the benefit of the Company, the Holder and their respective successors and assigns.  Without limiting the foregoing, any successor and assign of the Holder shall be subject to the terms of this Debenture and the Purchase Agreement, including the restrictions on transfer and the representations and warranties contained herein and therein.

(c)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered in accordance with the terms set forth in Section 7.4 (Notices) of the Purchase Agreement.

(d)           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(e)           Payment of Collection, Enforcement and Other Costs. If (i) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the rights of the Company’s creditors and involving a claim under this Debenture, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to reasonable attorneys fees and disbursements.

(f)            No Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(g)           Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture.

(h)           Headings.  Section headings used in this Debenture are for convenience of reference only and are not a part of this Debenture for any other purpose.

(i)            Governing Law.  This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

 [Signature Page Follows]

IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date and year first above written.

TEXTURA CORPORATION

By:
Name:	Patrick Allin
Title:	Chief Executive Officer

[Signature Page to Textura Corporation Convertible/Redeemable Debenture]

EXHIBIT A

FORM OF WARRANT